UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

SYNERGY CHC CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-42374	99-0379440
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

865 Spring Street, Westbrook, Maine	04092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 321-2350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SNYR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2025, Synergy CHC Corp. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). As further discussed below, at the Annual Meeting, the Company’s stockholders approved a proposal to amend (the “Amendment”) the Synergy CHC Corp. 2024 Equity Incentive Plan (the “2024 Plan”) to increase the aggregate number of shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), available for issuance under the 2024 Plan to 2,252,102 shares of Common Stock. There were no other changes to the 2024 Plan. The board of directors of the Company had previously approved the Amendment on July 25, 2024.

The summary of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The disclosure set forth below in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described under “Proposed Amendment to the Articles of Incorporation” of Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting the Company’s stockholders approved an amendment (the “Certificate of Amendment”) to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.00001 per share (“Preferred Stock”).

The summary of the Certificate of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

The disclosure set forth below in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Stockholders

At the Annual Meeting, the following proposals were submitted to the stockholders of the Company, as set forth in the Company’s definitive proxy statement for the 2025 Annual Meeting filed with the Securities and Exchange Commission on April 28, 2025:

Proposal 1:	The election of five (5) directors, each to serve until the 2026 annual meeting of stockholders.

Proposal 2:	The ratification of the appointment of RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Proposal 3:	The approval of an amendment to the 2024 Plan to increase the number of shares of Common Stock available for issuance under the 2024 Plan to 2,252,102 shares.

Proposal 4:	The approval of an amendment to the Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of Preferred Stock.

Voting Results

On April 21, 2025 (the “Record Date”), there were 8,752,178 shares of Common Stock outstanding and entitled to vote. Of the 8,752,178 votes that were eligible to be cast by the holders of Common Stock at the Annual Meeting, 7,377,102 votes, or approximately 84.29% of the total, were represented at the Annual Meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Election of Directors.

The Company’s stockholders elected the following directors to serve until the 2026 annual meeting of stockholders. The votes regarding the election of these directors were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alfred Baumeler	6,195,322	15,108	1,166,672
Nitin Kaushal	6,192,274	18,156	1,166,672
Jack Ross	6,195,318	15,112	1,166,672
J. Paul SoRelle	6,195,362	15,068	1,166,672
Scott Woodburn	6,195,372	15,058	1,166,672

Proposal 2: Ratification of the Appointment of RBSM.

The Company’s stockholders ratified the appointment of RBSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,359,134	14,586	3,382	-

Proposal 3: Proposed Amendment to the 2024 Plan.

The Company’s stockholders approved the proposal to amend the 2024 Plan to increase the number of shares of Common Stock available for issuance under the 2024 Plan to 2,252,102 shares of Common Stock. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,183,406	26,984	40	1,166,672

Proposal 4: Proposed Amendment to the Articles of Incorporation.

The Company’s stockholders approved the proposal to amend the Company’s Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of Preferred Stock. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,174,448	30,942	5,040	1,166,672

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation
10.1	Amendment to Synergy CHC Corp. 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2025

SYNERGY CHC CORP.

	By:	/s/ Jack Ross
	Name:	Jack Ross
	Title:	Chief Executive Officer

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